PROXY

FI LARGE CAP PORTFOLIO

OF

METROPOLITAN SERIES FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS

FEBRUARY 27, 2009

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the FI Large Cap Portfolio of Metropolitan Series Fund, Inc. (the “Company”) hereby appoints Elizabeth M. Forget, Michael P. Lawlor and Peter H. Duffy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the FI Large Cap Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at [time] Eastern Time on Friday, February 27, 2009 and at any adjournments thereof, as follows:

1.	To approve an Agreement and Plan of Reorganization whereby BlackRock Legacy Large Cap Growth Portfolio, a series of the Company, will (i) acquire all of the assets of FI Large Cap Portfolio, a series of the Company; and (ii) assume all of the liabilities of FI Large Cap Portfolio.

FOR  [            ]            AGAINST  [             ]            ABSTAIN  [            ]

Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

Dated: , 200

Name of Insurance Company

Name and Title of Authorized Officer

Signature of Authorized Officer

FI Large Cap Portfolio

Name(s) of Separate Account(s)

Of the Insurance Company

Owning Shares in this Portfolio:

             Insurance Company

Separate Account

	3 EASY WAYS TO VOTE	METROPOLITAN SERIES FUND, INC. 501 Boylston Street
1.	Automated Touch Tone Voting: Call toll-free 1-866-235-4258 and use the control number shown below.	Boston, Massachusetts 02116
2.	Return this Voting Instruction Form using the enclosed postage-paid envelope.	VOTING INSTRUCTION FORM FOR THE Special Meeting of Shareholders
3.	Visit our website at https://vote.proxy-direct.com to vote electronically.	February 27, 2009, [time].

NOTE: If you vote by phone or electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast.

*** CONTROL NUMBER ***

METROPOLITAN SERIES FUND, INC.

FI Large Cap Portfolio

The undersigned hereby instructs [First MetLife Investors Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, Metropolitan Life Insurance Company and New England Life Insurance Company] (the “ Insurance Companies”) to vote the shares of the FI Large Cap Portfolio of Metropolitan Series Fund, Inc. (the “Company”) as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at [ time] Eastern Time on Friday, February 27, 2009 and at any adjournments thereof.

The Insurance Companies and the Board of Directors of the Company solicit your voting instructions and recommend that you instruct the Insurance Companies to vote “FOR” the Proposal. The Insurance Companies will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Companies will vote FOR the Proposal. The Insurance Companies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

	3 EASY WAYS TO VOTE	METROPOLITAN SERIES FUND, INC. 501 Boylston Street
1.	Automated Touch Tone Voting: Call toll-free 1-866-235-4258 and use the control number shown below.	Boston, Massachusetts 02116
2.	Return this Voting Instruction Form using the enclosed postage-paid envelope.	VOTING INSTRUCTION FORM FOR THE Special Meeting of Shareholders
3.	Visit our website at https://vote.proxy-direct.com to vote electronically.	February 27, 2009, [time].

NOTE: If you vote by phone or electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast.

*** CONTROL NUMBER ***

METROPOLITAN SERIES FUND, INC.

FI Large Cap Portfolio

The undersigned hereby appoints Elizabeth M. Forget, Michael P. Lawlor and Peter H. Duffy, jointly and severally, as proxies (“Proxies”), with full power to appoint one or more substitutes, and hereby authorizes them to represent and to vote, as designated below, the interest in FI Large Cap Portfolio of the Metropolitan Series Fund, Inc. (the “Portfolio”) held of record by the undersigned at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at [time] Eastern Time on Friday, February 27, 2009 and at any adjournments thereof.

The Board of Directors of the Company solicit your voting instructions and recommend that you vote “FOR” the Proposal. The Proxies will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Proxies will vote FOR the Proposal. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

Date , 200_

PLEASE SIGN IN BOX BELOW

Signature – Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

To approve an Agreement and Plan of Reorganization whereby BlackRock Legacy Large Cap Growth Portfolio, a series of the Company, will (i) acquire all of the assets of FI Large Cap Portfolio, a series of the Company; and (ii) assume all of the liabilities of FI Large Cap Portfolio.	FOR ☐	AGAINST ☐	ABSTAIN ☐